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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-3 (No. 33-57154, 33-58718, 33-75812, 33-86648, 33-94722 and 333-04885) and in the Registration
Statements on Form S-8 (No. 33-4544, 33-53836, 33-74204 and 333-04055) of
Identix Incorporated of our report dated March 25, 1996 relating to the financial statements of Bio Recognition Systems Pty Limited which appears in the Current Report on Form 8-K/A of Identix Incorporated dated June 7, 1996.

/s/ Price Waterhouse
Price Waterhouse
Sydney, Australia


August 1, 1996

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